Exhibit 99.1

U.S. Energy Corp. Reports Financial and Operating Results for Third Quarter 2023

HOUSTON, November 13, 2023 — U.S. Energy Corporation (NASDAQ: USEG, “U.S. Energy” or the “Company”), a growth-focused energy company engaged in operating a portfolio of high-quality producing oil and natural gas assets, today reported financial and operating results for the three months ended September 30, 2023.

 Third QUARTER 2023 HIGHLIGHTS

●	Net daily production of 1,652 barrels of oil equivalent per day (“Boe/d”), a 6% decrease over third quarter of 2022
●	Oil production of 100,071 barrels, or 66% of total production
●	Lease Operating Expense of $4.0 million, or $26.31 per Boe, a 23% and 19% decrease, respectively, from third quarter of 2022
●	Adjusted EBITDA of $1.6 million during the quarter

PRODUCTION UPDATE

During the third quarter of 2023, the Company produced 152,013 Boe, or an average of 1,652 Boe/d, a 6% decrease compared to 161,206 Boe, or an average of 1,752 Boe/d, during the third quarter of 2022.

	Three months ended September 30,
	2023	2022

Sales volume
Oil (Bbls)	100,071	95,429
Natural gas and liquids (Mcfe)	311,654	394,659
BOE	152,013	161,206
Average daily production (BOE/Day)	1,652	1,752

Average sales prices:
Oil (Bbls)	$78.05	$94.09
Natural gas and liquids (Mcfe)	$2.98	$7.15
BOE	$57.50	$73.19

Third QUARTER 2023 FINANCIAL RESULTS

Total oil and gas sales during the third quarter of 2023 were approximately $8.7 million, compared to $11.8 million in the third quarter of 2022. The decline in revenue was primarily due to a 21% decline in realized prices. Sales from oil production represented 89% of total revenue during the quarter, up from 76% in the third quarter of 2022.

Lease operating expense (“LOE”) for the third quarter of 2023 was approximately $4.0 million, or $26.31 per Boe, as compared to $5.2 million, or $32.28, in the third quarter of 2022. The decrease in LOE was due primarily to the successful integration of acquired assets and the completion of necessary workover programs.

Cash general and administrative (“G&A”) expenses were approximately $2.2 million during the third quarter of 2023, consistent with the $2.2 million reported during the third quarter of 2022.

Adjusted EBITDA was $1.6 million in the third quarter of 2023, compared to adjusted EBITDA of $3.1 million in the third quarter of 2022. The Company reported a net loss of $8.8 million, or a loss of $0.35 per diluted share, in the third quarter of 2023, compared to net income of $4.1 million, or $0.16 per share, in the third quarter of 2022.

BALANCE SHEET UPDATE

As of September 30, 2023, the Company had debt outstanding of $12.0 million on its revolving credit facility with availability of $8.0 million and a cash balance of approximately $2.0 million.

HEDGING PROGRAM UPDATE

During the third quarter of 2023, the Company entered into fixed priced crude oil swaps with settlement dates from the fourth quarter of 2023 through the fourth quarter of 2024.  The following table reflects the Company's hedged volumes under commodity derivative contracts and the average floor and ceiling or fixed swap prices at which production is hedged as of September 30, 2023:

	Collars
Period	Commodity	Volume (Bbls)	Floor ($/bbl)	Ceiling ($/bbl)
Q4 2023	Crude Oil	51,200	$60.00	$81.04

	Swaps
Period	Commodity	Volume (Bbls)	Price ($/bbl)
Q4 2023	Crude Oil	18,000	$86.64
Q1 2024	Crude Oil	53,300	$84.07
Q2 2024	Crude Oil	48,600	$81.76
Q3 2024	Crude Oil	45,000	$79.80
Q4 2024	Crude Oil	40,720	$78.15

STRATEGIC ALTERNATIVES

U.S. Energy’s Board of Directors has decided to initiate a formal review process to evaluate strategic alternatives for the Company. The Board of Directors and management team are committed to acting in the best interests of the Company, its stockholders and its stakeholders. There is no deadline or definitive timetable set for completion of the strategic alternatives review process and there can be no assurance that this process will result in the Company pursuing a transaction or any other strategic outcome. U.S. Energy does not intend to make any further public comment regarding the review of strategic alternatives until it has been completed or the Company determines that a disclosure is required by law or otherwise deemed appropriate.

ABOUT U.S. ENERGY CORP.

We are a growth company focused on consolidating high-quality producing assets in the United States with the potential to optimize production and generate free cash flow through low-risk development while maintaining an attractive shareholder returns program. We are committed to ESG stewardship and being a leader in reducing our carbon footprint in the areas in which we operate. More information about U.S. Energy Corp. can be found at www.usnrg.com.

INVESTOR RELATIONS CONTACT

Mason McGuire

IR@usnrg.com

(303) 993-3200

www.usnrg.com

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, risks associated with the integration of the recently acquired assets; the Company’s ability to recognize the expected benefits of the acquisitions and the risk that the expected benefits and synergies of the acquisition may not be fully achieved in a timely manner, or at all; the amount of the costs, fees, expenses and charges related to the acquisitions; the Company’s ability to comply with the terms of its senior credit facilities; the ability of the Company to retain and hire key personnel; the business, economic and political conditions in the markets in which the Company operates; fluctuations in oil and natural gas prices, uncertainties inherent in estimating quantities of oil and natural gas reserves and projecting future rates of production and timing of development activities; competition; operating risks; acquisition risks; liquidity and capital requirements; the effects of governmental regulation; adverse changes in the market for the Company’s oil and natural gas production; dependence upon third-party vendors; risks associated with COVID-19, the global efforts to stop the spread of COVID-19, potential downturns in the U.S. and global economies due to COVID-19 and the efforts to stop the spread of the virus, and COVID-19 in general; economic uncertainty relating to increased inflation and global conflicts; the lack of capital available on acceptable terms to finance the Company’s continued growth; the review and evaluation of potential strategic transactions and their impact on stockholder value; the process by which the Company engages in evaluation of strategic transactions; the outcome of potential future strategic transactions and the terms thereof; and other risk factors included from time to time in documents U.S. Energy files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. These reports and filings are available at www.sec.gov.

The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of any Sale Agreement Parties are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on U.S. Energy’s future results. The forward-looking statements included in this press release are made only as of the date hereof. U.S. Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, U.S. Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by U.S. Energy. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

FINANCIAL STATEMENTS

U.S. ENERGY CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30, 2023	December 31, 2022

ASSETS
Current assets:
Cash and equivalents	$1,974	$4,411
Oil and natural gas sales receivable	3,486	3,193
Marketable equity securities	161	107
Commodity derivative asset -current	58	-
Other current assets	817	558
Real estate assets held for sale, net of selling costs	175	175

Total current assets	6,671	8,444

Oil and natural gas properties under full cost method:
Unevaluated properties	-	1,584
Evaluated properties	203,375	203,144
Less accumulated depreciation, depletion and amortization	(103,919)	(96,725)

Net oil and natural gas properties	99,456	108,003

Property and equipment, net	964	651
Right-of-use asset	733	868
Commodity derivative asset-noncurrent	16	-
Other assets	317	354

Total assets	$108,157	$118,320

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$8,836	$7,832
Accrued compensation and benefits	817	1,111
Commodity derivative liability-current	422	1,694
Asset retirement obligations-current	1,850	668
Current lease obligation	179	189

Total current liabilities	12,104	11,494

Credit facility	12,000	12,000
Asset retirement obligations- noncurrent	16,777	14,774
Long-term lease obligation, net of current portion	658	794
Deferred tax liability	446	898
Other noncurrent liabilities	-	6

Total liabilities	41,985	39,966

Commitments and contingencies (Note 8)

Shareholders’ equity:
Common stock, $0.01 par value; 245,000,000 shares authorized; 25,506,570 and 25,023,812 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	255	250
Additional paid-in capital	218,245	216,690
Accumulated deficit	(152,328)	(138,586)

Total shareholders’ equity	66,172	78,354

Total liabilities and shareholders’ equity	$108,157	$118,320

U.S. ENERGY CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE Three and Nine Months Ended September 30, 2023 AND 2022

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Revenue:
Oil	$7,811	$8,979	$21,935	$28,146
Natural gas and liquids	930	2,820	3,057	6,005
Total revenue	8,741	11,799	24,992	34,151

Operating expenses:
Lease operating expenses	3,999	5,204	12,147	12,349
Gathering, transportation and treating	167	119	419	356
Production taxes	596	817	1,654	2,302
Depreciation, depletion, accretion and amortization	2,868	2,528	8,181	6,985
Impairment of oil and natural gas properties	6,495	-	6,495	-
General and administrative expenses	2,824	2,708	8,964	8,296
Total operating expenses	16,949	11,376	37,860	30,288

Operating income (loss)	(8,208)	423	(12,868)	3,863

Other income (expense):
Commodity derivative gain (loss)	(504)	4,025	704	(4,944)
Interest expense	(306)	(187)	(864)	(295)
Other income (expense), net	68	(122)	46	(168)
Total other income (expense)	(742)	3,716	(114)	(5,407)

Net income (loss) before income taxes	$(8,950)	$4,139	$(12,982)	$(1,544)
Income tax (expense) benefit	162	(29)	432	2,392
Net income (loss)	$(8,788)	$4,110	$(12,550)	$848
Basic weighted shares outstanding	25,428,874	24,390,193	25,265,662	24,548,385
Diluted weighted shares outstanding	25,428,874	24,682,476	25,265,662	24,891,148
Basic earnings (loss) per share	$(0.35)	$0.16	$(0.50)	$0.03
Diluted earnings (loss) per share	$(0.35)	$0.16	$(0.50)	$0.03

U.S. ENERGY CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE Nine Months Ended September 30, 2023 AND 2022

(in thousands)

	2023	2022

Cash flows from operating activities:
Net income (loss)	$(12,550)	$848
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion, accretion, and amortization	8,181	6,985
Impairment of oil and natural gas properties	6,495	-
Deferred income taxes	(452)	(2,460)
Total commodity derivative (gains) losses, net	(704)	4,944
Commodity derivative settlements paid	(642)	(6,099)
Loss on marketable equity securities	(54)	85
Impairment and loss on real estate held for sale	-	75
Amortization of debt issuance costs	37	32
Stock-based compensation	1,951	2,594
Right of use asset amortization	135	140
Changes in operating assets and liabilities:	-	-
Oil and natural gas sales receivable	(292)	(3,587)
Other assets	395	320
Accounts payable and accrued liabilities	1,047	5,456
Accrued compensation and benefits	(294)	(479)
Payments on operating lease liability	(145)	(68)
Payments on asset retirement obligations	(131)	(289)

Net cash provided by operating activities	$2,977	$8,497

Cash flows from investing activities:
Acquisition of proved properties	$-	$(12,610)
Oil and natural gas capital expenditures	(2,878)	(5,369)
Property and equipment expenditures	(487)	(379)
Proceeds from sale of oil and gas properties	-	1,250

Net cash used in investing activities	$(3,365)	$(17,108)

Cash flows from financing activities:
Borrowings on credit facility	$500	$15,200
Repayment of debt	(500)	(6,047)
Payment of fees for credit facility	-	(207)
Repayments of insurance premium finance note payable	(465)	(396)
Exercise of warrant	-	195
Shares withheld to settle tax withholding obligations for restricted stock awards	(151)	(307)
Dividends paid	(1,192)	(1,156)
Repurchases of common stock	(241)	-

Net cash used in financing activities	$(2,049)	$7,282

Net decrease in cash and equivalents	(2,437)	(1,329)

Cash and equivalents, beginning of period	4,411	4,422

Cash and equivalents, end of period	$1,974	$3,093

ADJUSTED EBITDA RECONCILIATION

In addition to our results calculated under generally accepted accounting principles in the United States (“GAAP”), in this earnings release we also present Adjusted EBITDA. Adjusted EBITDA is a “non-GAAP financial measure” presented as supplemental measures of the Company’s performance. It is not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company defines Adjusted EBITDA as net income (loss), plus net interest expense, net unrealized loss (gain) on change in fair value of derivatives, income tax (benefit) expense, deferred income taxes, depreciation, depletion, accretion and amortization, one-time costs associated with completed transactions and the associated assumed derivative contracts, non-cash share-based compensation, transaction related expenses, transaction related acquired realized derivative loss (gain), and loss (gain) on marketable securities. Company management believes this presentation is relevant and useful because it helps investors understand U.S. Energy’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA is presented because we believe it provides additional useful information to investors due to the various noncash items during the period. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: Adjusted EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and other companies in this industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

The Company’s presentation of this measure should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of this non-GAAP measure to the most comparable GAAP measure, below. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view this non-GAAP measure in conjunction with the most directly comparable GAAP financial measure.

	Three months ended September 30,
	2023	2022
Adjusted EBITDA Reconciliation
Net Income (Loss)	$(8,788)	$4,110

Depreciation, depletion, accretion and amortization	2,868	2,528
Unrealized loss (gain) on commodity derivatives	356	(5,637)
Interest Expense	306	187
Deferred income taxes	(164)	-
Non-cash stock based compensation	617	485
Transaction related acquired realized derivative losses	-	1,371
Loss (gain) on marketable securities	(70)	45
Impairment of oil and natural gas properties	6,495	-
Total Adjustments	10,408	(1,021)

Total Adjusted EBITDA	$1,620	$3,089